Exhibit 99.1
ASGN Incorporated Announces Closing of the Acquisition of TopBloc
Shiv Iyer Officially Becomes President
RICHMOND, VA., March 4, 2025 -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and professional solutions across the commercial and government sectors, announced today that it has closed its previously announced acquisition of TopBloc, LLC (“TopBloc” or “the Company”) for a total consideration of $340 million in cash and equity. TopBloc’s experienced team has become part of ASGN’s Consulting Services.
“We are pleased to announce the successful closing of our acquisition of TopBloc,” said ASGN’s Chief Executive Officer, Ted Hanson. “This acquisition is a significant step in our ongoing strategy to align with in-demand solutions and strong technology alliance partners, thereby extending their capabilities across ASGN’s deep customer base. As ERP platforms are crucial to managing financial and human capital information across enterprises, they’ve become even more essential with the expansion of GenAI use cases that rely on clean, auditable, and secure data. Acquiring TopBloc ideally positions ASGN to enhance our services and immediately capitalize on these emerging opportunities in the ERP and Workday marketplace.”
ASGN is also pleased to announce that Shiv Iyer has officially assumed the role of President, effective immediately. Iyer succeeds Rand Blazer, who has transitioned into the role of Executive Vice Chairman. Iyer brings extensive consulting experience to ASGN. Most recently, he led Accenture’s Consulting and Industry X solutions across the United States, Canada, and Latin America.
“Having gotten to know Shiv over the past few months, I am delighted to officially welcome him to ASGN as our new President,” said Hanson. “Shiv’s approach to serving enterprise accounts by bringing innovative solutions across a large account portfolio aligns perfectly with ASGN’s business philosophy. With Rand’s ongoing support on key strategic initiatives and Shiv’s proven track record, I am confident in a seamless leadership transition.”
In connection with the closing of the acquisition, ASGN is granting restricted stock unit (“RSU”) awards to 41 key TopBloc employees covering approximately 150,000 shares today. These awards vest: (a) one-half on the second anniversary of the grant date, and (b) 25 percent on each of the third and fourth anniversaries of the grant date. Further, in connection with his hire, Mr. Iyer: (a) received an award of 44,162 RSUs on March 3, 2025, which vest in equal installments on the first, second, and third anniversaries of the grant, and (b) will receive a value of $2.875 million of performance-based RSUs when the Compensation Committee sets the target, which will vest on December 31, 2027, subject to certification of performance. All of the RSUs are subject to continued service through the vesting dates and are granted as employment inducement awards pursuant to the New York Stock Exchange rules.

About ASGN Incorporated
ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions across the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement, and operate critical IT and business solutions through its integrated offerings. For more information, please visit asgn.com.
Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements, amongst others, regarding our anticipated financial and operating performance and that of TopBloc. All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. For a full list of risks and discussion of forward-looking statements, please see our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.
Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@asgn.com